Exhibit 99.1

cbdMD Enters Definitive Agreement to Acquire Twinlab Brands, Expanding Into Legacy Supplements, Sports Nutrition, Women’s Beauty, Weight Loss and Longevity Wellness

Agreement will add iconic supplement brands to cbdMD’s growing multi-brand consumer wellness platform, anticipated to increase revenues to approximately $30 million.

CHARLOTTE, N.C., September 2, 2026, cbdMD, Inc. (NYSE American: YCBD), a leading consumer wellness company, today announced that it has entered into a definitive asset purchase agreement to acquire operating assets and brands of Twinlab, including Twinlab, Reserveage, Metabolife, and Alvita Tea. The acquisition is being conducted through an assignment for the benefit of creditors (ABC) proceeding and is subject to court approval and customary closing conditions.

The transaction is expected to give the acquired brands a stable home and provide an orderly path forward for the business’s legacy obligations, allowing the brands, their products, and their customer relationships to continue uninterrupted. For customers, retailers, and distribution partners, it means the products they rely on will remain available and are backed by a company committed to investing in them for the long term.

This transaction is expected to reduce cbdMD’s revenue concentration in the hemp category and mitigate risks associated with the evolving regulatory environment for hemp-derived products. Based on unaudited financial information, the combined unaudited trailing twelve months of revenue ending June 2026 totals approximately $30 million, which would represent an increase of approximately 40% relative to cbdMD’s standalone revenue for the same period. The incremental revenue is expected to generate positive contribution after transaction and integration costs. This combined revenue figure is provided for illustrative purposes only and should not be viewed as indicative of future results.

The transaction marks a significant step in cbdMD’s evolution into a broader multi-brand consumer wellness platform spanning supplements, sports nutrition, longevity, functional wellness, pet wellness, hemp-derived products, and adjacent consumer health categories. As the platform grows beyond its origins in CBD and hemp, the Company expects its identity to evolve to reflect the full breadth of consumer wellness it now serves.

Founded in 1968, Twinlab is one of the most recognized names in legacy supplements and sports nutrition, bringing decades of consumer recognition, category credibility, retail relevance in serving 50,000 retail outlets, including Vitamin Shop and GNC in addition to a strong Amazon presence, and product heritage across vitamins, minerals, active lifestyle, beauty and performance nutrition.

“Twinlab is the kind of brand equity that companies spend decades trying to build,” said Ronan Kennedy, CEO of cbdMD. “The brands, distribution channels, and team are highly complementary to what we already operate, and this transaction gives these brands the stability and support they need for their next chapter. We believe there is a significant opportunity to build on cbdMD’s revenue growth by applying our marketing, creative, and ecommerce resources to drive brand awareness and expand direct-to-consumer sales, alongside the strong wholesale and retail presence these brands already have. From the fundamentals of nutrition to the frontier of modern wellness, the combined portfolio is a unique offering in consumer wellness.”

“cbdMD is the right home for these brands,” said Anthony Zolezzi, Chief Executive Officer of Twinlab. “Together, we will bring a uniquely complete wellness portfolio spanning foundational vitamins, minerals, and nutrition through botanicals, beauty, longevity, functional mushrooms, cannabinoids, and the emerging breakthroughs defining where this industry is headed. We believe no other company can serve consumers across more needs, more moments, and more stages of life than we now can together. This combination will pair decades of heritage and category credibility with a modern, marketing-driven platform and the resources to reintroduce these products to a new generation of consumers. It positions the brands, and the people behind them, for a strong future.”

Upon closing of the acquisition the acquired portfolio will expand cbdMD’s reach into additional consumer need states, including daily wellness, active lifestyle, weight management, longevity, recovery, beauty and functional supplementation. Reserveage brings premium longevity, resveratrol, collagen, and beauty-from-within positioning; Metabolife will bring established weight management brand recognition products.

The agreement follows cbdMD’s earlier acquisition and integration of Bluebird Botanicals and reflects the Company’s continued strategy of building a portfolio of trusted wellness brands that benefit from shared infrastructure, operational alignment, product innovation, and modern commerce execution.

In connection with entering into the agreement, cbdMD has filed a Current Report on Form 8-K with the Securities and Exchange Commission, which includes additional details regarding the transaction and conditions for closing.

About cbdMD, Inc.
cbdMD, Inc. is a consumer wellness company focused on building a multi-brand platform across CBD, hemp-derived wellness, pet wellness, botanical wellness, supplements, longevity, functional wellness, and related consumer health categories. The Company’s portfolio includes cbdMD, Paw CBD, Oasis, Bluebird Botanicals.  The Company is focused on quality, transparency, compliance, consumer trust, product innovation, ecommerce, wholesale, retail support, and the development of a broader wellness platform serving multiple consumer needs. For more information, visit www.cbdmd.com.

About Twinlab

Founded in 1968, Twinlab is a heritage leader in nutritional supplements and sports nutrition, with a decades-long reputation for quality and innovation across vitamins, minerals, amino acids, and performance nutrition. The Twinlab family of brands includes Reserveage, a premium longevity and beauty-from-within brand known for its resveratrol, collagen, and healthy-aging products; Metabolife, a recognized name in weight management and Rip Fuel for performance Sports. Together, these brands have built lasting consumer trust and broad distribution across retail, wholesale, and ecommerce channels.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition, expected revenues, revenue increases, the ability to obtain court approval and complete the transaction, integration plans, brand portfolio development, product availability, and ecommerce. These statements are based on management’s current expectations, estimates, and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks include, but are not limited to, court approval of the ABC and complete the transaction on the anticipated terms or timeline, satisfy closing conditions, successfully integrate acquired assets and brands, retain key employees and business relationships, maintain wholesale and retail relationships, execute ecommerce and marketplace strategies, develop new product categories, achieve anticipated operational efficiencies and cost savings, manage costs and capital requirements, maintain regulatory compliance across all product categories, access capital on favorable terms, the risk that the unaudited financial information regarding the acquired brands is inaccurate or that audited financial statements meeting the requirements of Regulation S-X cannot be timely obtained, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Contacts

Investors:

cbdMD, Inc.

Ronan Kennedy

Chief Executive Officer and Chief Financial Officer

IR@cbdmd.com

(704) 445-3064